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                                                                    EXHIBIT 99.1

BANK PLUS CORPORATION                                                   NEWS
A Holding Company for                                                   RELEASE
[LOGO OF FIDELITY FEDERAL BANK]

4565 Colorado Boulevard
Los Angeles     CA  90039
(818) 549-3116
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          BANK  PLUS  CORPORATION  ANNOUNCES  MERGER  AGREEMENT  WITH
                               FBOP  CORPORATION

Los Angeles, June 4, 2001 -- Bank Plus Corporation (NASDAQ: BPLS) ("Bank Plus") and its subsidiaries (the "Company"), which include Fidelity Federal Bank, FSB ("Fidelity" or the "Bank"), today announced that it has entered into a definitive merger agreement with FBOP Corporation ("FBOP"), under which Bank Plus and Fidelity will be acquired by FBOP. Under the terms of the agreement FBOP will pay $7.25 per share in cash for Bank Plus common stock. The transaction is subject to approval by Bank Plus stockholders and regulatory authorities.

Mark K. Mason, President and Chief Executive Officer of Bank Plus, said: "This transaction completes the successful turnaround we have been working toward for the past two and a half years. The merger with FBOP will bring the benefits of greater resources and an expanded product line allowing us to increase the quality of our already superior service to our customers."

The merger is expected to close during the fourth quarter of 2001.   No
assurances can be given that the merger will be completed or, if completed, will be completed within that time frame.

Sandler O'Neill & Partners, L.P., acted as financial advisor to the Company in connection with this transaction.



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Bank Plus Corporation is the holding company for Fidelity Federal Bank, FSB, which offers a broad range of consumer financial services, including demand and time deposits and mortgage loans. In addition, through its affiliate Gateway Investment Services, Inc., a NASD-registered broker/dealer, Fidelity provides customers of the Bank with investment products, including mutual funds, annuities and insurance. Fidelity operates through 30 full-service branches, 29 of which are located in Los Angeles and Orange counties in Southern California.

FBOP Corporation, an $8 billion multi-bank financial services holding company headquartered in Oak Park, Illinois conducts its operations through subsidiary banks in Illinois, Texas and California.

Prior to the consummation of the transaction Bank Plus will file a proxy statement with the U.S. Securities and Exchange Commission (the "SEC"). Stockholders are urged to read the proxy statement (when available) because it will contain important information about the proposed transaction. Investors and stockholders will be able to obtain copies of this document (when available), along with other related documents filed by Bank Plus with the SEC, free of charge, through the web site maintained by the SEC at www.sec.gov.
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Stockholders can also obtain copies of the proxy statement (when available)
along with any related documents Bank Plus has filed with the SEC by contacting the Bank Plus Investor Relations Department.

FORWARD LOOKING STATEMENTS

Certain statements included in this release, including without limitation statements containing the words "believes", "anticipates", "intends", "expects," "projects" and words of similar import, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Bank Plus and Fidelity to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors are referred to in Bank Plus's most recent Annual Report on Form 10-K as of December 31, 2000 and its most recent Quarterly Report on Form 10-Q as of March 31, 2001. A number of other factors may have a material adverse effect on the Company's financial performance.

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These factors include a national or regional economic slowdown or recession which increases the risk of defaults and credit losses; the impact of changes in the availability or price of electrical or other forms of energy in the Company's markets; movements in market interest rates that reduce our margins or the fair value of the financial instruments the Bank holds; restrictions imposed on the Bank's operations by regulators such as a prohibition on the payment of dividends to Bank Plus; failure of regulatory authorities to issue approvals or non-objection to material transactions involving the Bank; actions by the Bank's regulators or other governmental agencies having jurisdiction over the Bank that could adversely affect the Bank's regulatory compliance status or capital levels; an increase in the number of customers seeking protection under the bankruptcy laws which increases the amount of charge-offs; the effects of fraud or other contract breaches by third parties or customers; the effectiveness of the Company's collection efforts and the outcome of pending and future litigation. Given these uncertainties, undue reliance should not be placed on such forward-looking statements. Bank Plus disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

Contact:   Neil L. Osborne, Investor Relations   (818)  549-3116